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                                                                    EXHIBIT 32.1

                            Section 906 Certification
                                     by the
               Chief Executive Officer and Chief Financial Officer

         Each of Gary Valinoti, Chief Executive Officer, and Thomas J. Mazzarisi, Chief Financial Officer, of JAG Media Holdings, Inc., a Nevada corporation (the "Company") hereby certifies that:

         (1) The Company's periodic report on Form 10-QSB for the period ended January 31, 2004 ("Form 10-QSB") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of the Company.

CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER


/s/ Gary Valinoti                           /s/ Thomas J. Mazzarisi
-----------------                           -----------------------
Name: Gary Valinoti                         Name: Thomas J. Mazzarisi

Date: March 22, 2004